UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

June 7, 2024

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of Incorporation	Commission File Number	IRS Employer Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 7.01 Regulation FD Disclosure.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 7.01 in its entirety.

The information furnished with this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01 Other Items.

As previously reported on our Current Report on Form 8-K filed on February 20, 2024, Gaucho Group Holdings, Inc. (the “Company”) filed a complaint in the United States District Court for the District of Delaware alleging 3i, LP, 3i Management LLC, and Maier Joshua Tarlow (collectively, “3i”) entered into contracts with the Company, despite entering such contracts were in violation of U.S. securities laws (the “Federal Action”). Specifically, the Company alleges that the Securities Purchase Agreement, dated February 21, 2023 and pursuant to which the Company sold to 3i a (1) senior secured convertible notes of the Company in the aggregate original principal amount of $5,617,978 (the “Note”), and (b) a common stock purchase warrant exercisable into an aggregate of 33,771 shares of common stock of the Company (the “Warrants,” and together with the Purchase Agreement and Notes, the “Note Documents”), is void. For the full description of the Note Documents and the aforementioned litigation, the Company refers you to its Current Report on Form 8-K and the exhibits attached thereto as filed with the SEC on February 21, 2023. All terms not defined herein shall refer to the defined terms in the Note Documents.

Please also refer to our Current Reports on Forms 8-K as filed with the SEC on February 27, 2024, March 1, 2024, and March 7, 2024 regarding notices of Events of Default arising under the Note Documents.

On June 7, 2024, 3i sent Pledge Exercise Notices to the Company pursuant to the Note Documents claiming that the Company was in breach of certain provisions of the Note Documents and 3i would be exercising its rights under the Note Documents, which includes, obtaining and exercising all control over the rights, powers and privileges held by the Company and its subsidiary Gaucho Group, Inc., including their respective voting rights and rights to dividends or distributions associated therewith in two other subsidiaries of the Company, Algodón Global Properties LLC and InvestProperty Group LLC (collectively, the “Subsidiaries”); amending and restating the operating agreements for the Subsidiaries; terminating, discharging, removing, etc. all existing managers, members and directors of the Subsidiaries; and appointing and empowering a substitute, sole manager selected by 3i for the Subsidiaries and directing that sole manager, to (i) rescind, cancel, terminate or otherwise unwind certain transactions ratified by the prior directors, directors, managers and officers, (ii) declare any such transactions, inter alia, unlawful, in breach of the duties of care and loyalty and not in the best interests of the Subsidiaries and (iii) direct the opening of new bank accounts and amending all agreements, instruments or other documents necessary. The Company maintains that 3i’s aforementioned acts are improper and unlawful under New York law, which governs the rights and remedies provided by a certain Security and Pledge Agreement, dated February 21, 2023 and entered into pursuant to the Securities Purchase Agreement.

Also on June 7, 2024, 3i filed a complaint in New York State Court (the “New York Action”) seeking declaratory judgment that the Note Documents are valid and enforceable agreements and actions taken by 3i with respect to the Subsidiaries were also valid and enforceable. On June 14, 2024, the Company filed a motion to dismiss, or in the alternative, stay the New York Action, pending final adjudication of the Federal Action.

On June 14, 2024, the Company filed its opening brief in support of an emergency motion for a preliminary injunction and temporary restraining order in the Federal Action, to enjoin 3i from engaging in any self-help measures, including but limited to any further acts to enforce or attempt to enforce any purported rights or remedies pursuant to the Note Documents.

On June 17, 2024, the United States District Court for the District of Delaware issued an order scheduling a hearing on the Company’s emergency motion for June 20, 2024 at 2 p.m. (EST).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 17 day of June 2024.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO